For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcohomes.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES ANNOUNCES THE COMPLETION OF THE ACQUISITION OF MANUFACTURED HOME BUILDER AND RETAILER, AMERICAN HOMESTAR
PHOENIX, Ariz., September 30, 2025 (GLOBE NEWSIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) is pleased to confirm that, further to the announcement on July 14, 2025, the Company completed the acquisition of the business of American Homestar Corporation and its subsidiaries (collectively, “American Homestar”), effective September 29, 2025. American Homestar, best known in the market as Oak Creek Homes, operates two manufacturing facilities, nineteen retail locations, writes and sells a limited number of manufactured home loans and acts as an agent for third party insurers.
Cavco’s President and Chief Executive Officer Bill Boor said, “We are grateful to Buck Teeter, Dwayne Teeter and the entire American Homestar team for their trust in joining us. This combination is a fantastic cultural and strategic fit, and we are confident that together, our talented teams will unlock new possibilities and create something truly special.”
The purchase price totaled $190 million, subject to customary adjustments at and following closing of the transaction. The acquisition is being funded with cash on hand.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavcohomes.com.
About American Homestar
American Homestar was founded in 1971 by Buck Teeter and is a vertically integrated factory-built housing company, with operations in manufacturing, retailing, finance and insurance. It operates two manufacturing facilities in Texas, with retail locations across Texas, Louisiana and Oklahoma. Additional information about American Homestar can be found at www.americanhomestar.com.
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, and projections about the Company’s business, and are subject to known and unknown risks, uncertainties, and other factors that may cause actual results or events to differ materially from those expressed or implied by such statements. Forward-looking statements are generally identified by words such as “may,” “will,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “continue,” or similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated benefits of the acquisition, the impact of the transaction on the Company’s business, operations, and financial results, and any other statements regarding events or developments that the Company expects or anticipates will occur in the future. Important factors that could cause actual results or events to differ materially from those indicated in the forward-looking statements include, among others: (i) the effect of the completion of the Merger on the Company’s business relationships, operating results, and business generally; (ii) potential unexpected costs, charges, or expenses resulting from the integration of American Homestar; and (iii) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, filed on May 23, 2025.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. Any forward-looking statements in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.